Exhibit 23.1
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the inclusion in this Pre-Effective Amendment No. 1 to registration statement on Form S-3 (File No. 333-64631) of our report dated August 28, 1998 on our audit of the statement of revenues over certain operating expenses of the Intercapital Portfolio and our report dated September 11, 1998 on our audit of the statement of revenue over certain operating expenses of the Cooper Portfolio and to the incorporation by reference in this Pre-Effective Amendment No. 1 to registration statement on Form S-3 (File No. 333-64631) of our report dated January 16, 1998, except for Note V, for which the date is February 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. and its Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995. We also consent to the reference to our firm under the caption "Experts".

                                                 /s/ PricewaterhouseCoopers LLP

                                                     PricewaterhouseCoopers LLP


Boston, Massachusetts
October 23, 1998